Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
US Airways Group, Inc.:
We consent to the incorporation by reference in Registration Statement Nos. 333-163463, 333-129896, 333-129899, and 333-130063 on Form S-3 of US Airways Group, Inc. and subsidiaries (the Company) and to the incorporation by reference in Registration Statement Nos. 333-152033, 333-128766, and 333-175323 on Form S-8 of the Company of our reports dated February 21, 2012, with respect to the consolidated balance sheets of the Company as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2011, and the effectiveness of internal control over financial reporting as of December 31, 2011, and to the reference to our firm under the heading Item 6, Selected Financial Data, which reports appear in the December 31, 2011 annual report on Form 10-K of the Company.
/s/ KPMG LLP
Phoenix, Arizona
February 21, 2012

Consent of Independent Registered Public Accounting Firm
The Board of Directors
US Airways, Inc.:
We consent to the incorporation by reference in Registration Statement No. 333-163463 on Form S-3 of US Airways, Inc. and subsidiaries (US Airways) of our reports dated February 21, 2012, with respect to the consolidated balance sheets of US Airways as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholder’s equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2011, and the effectiveness of internal control over financial reporting as of December 31, 2011, and to the reference to our firm under the heading Item 6, Selected Financial Data, which reports appear in the December 31, 2011 annual report on Form 10-K of US Airways.
/s/ KPMG LLP
Phoenix, Arizona
February 21, 2012